SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a)
                  OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. )
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                          Filed by the Registrant                     / X /
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                Filed by a party other than the Registrant            /   /
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Check the appropriate box:
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/          /  Preliminary Proxy Statement
----
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/   /    Confidential, for Use of the Commission Only (as
----          permitted by Rule 14a-6(e) (2))

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/    X     /  Definitive Proxy Statement
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/   /    Definitive Additional Materials
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/   /    Soliciting Material Pursuant to Sec. 240.14a-11(c) or
----     Sec. 240.14a-12

                        PUTNAM FEDERAL INCOME TRUST
             (Name of Registrant as Specified In Its Charter)

                (Name of Person(s) Filing Proxy Statement,
                         if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ X /    No fee required
----
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/   /    Fee computed on table below per Exchange Act Rule 14a
----          6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

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/   /    Fee paid previously with preliminary materials.
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/   /    Check box if any part of the fee is offset as provided
---- by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

IMPORTANT INFORMATION
FOR SHAREHOLDERS IN
PUTNAM FEDERAL INCOME TRUST

The document you hold in your hands contains your proxy statement and proxy card. A proxy card is, in essence, a ballot. When you vote your proxy, it tells us how to vote on your behalf on important issues relating to your fund. If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, we'll vote it in accordance with the Trustees'
recommendations on page    7    .

We urge you to spend a couple of minutes with the proxy statement, fill out your proxy card, and return it to us. When shareholders don't return their proxies in sufficient numbers, we have to incur the expense of follow-up solicitations, which can cost your fund money.

We want to know how you would like to vote and welcome your comments. Please take a few moments with these materials and return your proxy to us.

                        (PUTNAM LOGO APPEARS HERE)
                          BOSTON * LONDON * TOKYO

Table of contents

A Message from the Chairman. . . . . . . . . . . . . . . . . . . . . . . .1

Notice of Shareholder Meeting. . . . . . . . . . . . . . . . . . . . . . .2

Trustees' Recommendations. . . . . . . . . . . . . . . . . . . . . . . . .3


Proxy card enclosed























If you have any questions, please contact us at the special toll-free number we have set up for you (1-800-225-1581) or call your financial adviser.

A Message from the Chairman

(Photograph of George Putnam appears here)

Dear Shareholder:

I am writing to you to ask for your vote on important questions that affect your investment in your fund. While you are, of course, welcome to join us at your fund's meeting, most shareholders cast their vote by filling out and signing the enclosed proxy. We are asking for your vote on the following matters: (1) electing your fund's Trustees; (2) ratifying the selection of your fund's independent auditors; (3) approving a new management contract between your fund and Putnam Investment Management, Inc., including an increase in the management fee payable by your fund; (4) approving an amendment to the fund's fundamental investment restriction with respect to borrowing and
(5) approving an amendment to the fund's fundamental investment
restriction with respect to    making loans    .

A word about the management fee increase. A fee increase is proposed only after a great deal of thought and analysis on the part of the Trustees. Several years ago the Trustees completed a careful study of the management fees, investment performance and expense ratios of each of the Putnam funds and also major competing funds. This comprehensive review resulted in fee increases for some funds and decreases for others. In certain cases, including your fund, the Trustees concluded that a fee increase would be appropriate only if the fund were able to improve its competitive investment performance. After giving careful consideration to your fund's investment performance in recent years, the Trustees are recommending the approval of a new management fee which conforms to the fees of similar Putnam funds.

The new management fee will result in an increase of approximately $0.02 in annual expenses for each $100 invested. Your Trustees believe that this increase, the first since 1988, will provide Putnam Investment Management, Inc. with a fee that is fair and reasonable when compared with the fees paid to other high-quality fund managers. We encourage you to support the Trustees' recommendations.

Although we would like very much to have each shareholder attend his or her fund's meeting, we realize this is not possible. Whether or not you plan to be present, we need your vote. We urge you to complete, sign, and return the enclosed proxy card promptly. A postage-paid envelope is enclosed.

I'm sure that you, like most people, lead a busy life and are tempted to put this proxy aside for another day. Please don't. When shareholders do not return their proxies, their fund may have to incur the expense of follow-up solicitations. All shareholders benefit from the speedy return of proxies.

Your vote is important to us. We appreciate the time and consideration that I am sure you will give this important matter.
If you have questions about the proposals, contact your financial adviser or call a Putnam customer service representative at 1-800-225-1581.

                             Sincerely yours,


                             (signature of George Putnam)
                             George Putnam, Chairman

PUTNAM FEDERAL INCOME TRUST
Notice of a Meeting of Shareholders

This is the formal agenda for your fund's shareholder meeting.
It tells you what matters will be voted on and the time and place of the meeting, if you can attend in person.

To the Shareholders of Putnam Federal Income Trust:

A Meeting of Shareholders of your fund will be held on April 2, 1998 at 2:00 p.m., Boston time, on the eighth floor of One Post
Office Square, Boston, Massachusetts, to consider the following:

1.   Electing Trustees.  See    page 9    .

2.   Ratifying the selection by the Trustees of the independent auditors of your fund for its current fiscal year.  See
        page 23    .

3.   Approving a new management contract between your fund and
     Putnam Investment Management, Inc., including an increase in
     the management fee payable by the fund.  See    page 24    .

4.   Approving an amendment to the fund's fundamental investment
     restriction with respect to borrowing.  See    page 31    .

5.   Approving an amendment to the fund's fundamental investment
     restriction with respect to making loans.  See    page
     35    .

6. Transacting other business as may properly come before the meeting.

By the Trustees

George Putnam, Chairman
William F. Pounds, Vice Chairman

Jameson A. Baxter                   John H. Mullin, III
Hans H. Estin                       Robert E. Patterson
Paul L. Joskow                      Donald S. Perkins
John A. Hill                        George Putnam, III
Ronald J. Jackson                   A.J.C. Smith
Elizabeth T. Kennan                 W. Thomas Stephens
Lawrence J. Lasser                  W. Nicholas Thorndike

WE URGE YOU TO MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN
THE POSTAGE-PAID ENVELOPE PROVIDED SO YOU WILL BE REPRESENTED AT
THE MEETING.

January    23, 1998

Proxy Statement

This document will give you the information you need to vote on
the matters listed on the previous    pages    .  Much of the
information in the proxy statement is required under rules of the Securities and Exchange Commission ("SEC"); some of it is technical. If there is anything you don't understand, please contact us at our special toll-free number, 1-800-225-1581, or call your financial adviser.

Who is asking for my vote?

The enclosed proxy is solicited by the Trustees of Putnam Federal Income Trust for use at the Meeting of Shareholders of the fund to be held on April 2, 1998, and, if your fund's meeting is adjourned, at any later meetings, for the purposes stated in the
Notice of Meeting (see previous    pages)    .

How do your fund's Trustees recommend that shareholders vote on these proposals?

The Trustees recommend that you vote

1.   For the election of all nominees;

2.   For ratifying the selection of    Coopers & Lybrand
     L.L.P.     as the independent auditors of your fund;

3. For approval of the new management contract, increasing the fees payable to Putnam Investment Management, Inc.;

4. For amending the fund's fundamental investment restriction with respect to borrowing; and

5. For amending the fund's fundamental investment restriction with respect to making loans.

Who is eligible to vote?

Shareholders of record at the close of business on January 9, 1998 are entitled to be present and to vote at the meeting or any adjourned meeting. The Notice of Meeting, the proxy, and the Proxy Statement are being mailed to shareholders of record on or
about January    26    , 1998.

Each share is entitled to one vote. Shares represented by duly executed proxies will be voted in accordance with shareholders' instructions. If you sign the proxy, but don't fill in a vote, your shares will be voted in accordance with the Trustees' recommendations. If any other business is brought before the meeting, your shares will be voted at the Trustees' discretion.

The Proposals

I.   ELECTION OF TRUSTEES

Who are the nominees for Trustees?

The Nominating Committee of the Trustees has fixed the number of Trustees at sixteen and recommends that you vote for the election of the nominees described below. Each nominee is currently a Trustee of your fund and of the other Putnam funds.

The Nominating Committee of the Trustees consists solely of Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of your fund or of Putnam Investment Management, Inc., your fund's investment manager ("Putnam Management").


Jameson Adkins Baxter
[Insert Picture]

Ms. Baxter, age 54, is the President of Baxter Associates, Inc., a management and financial consulting firm which she founded in 1986. During that time, she was also a Vice President and Principal of the Regency Group, Inc., and a Consultant to First Boston Corporation, both of which are investment banking firms. From 1965 to 1986, Ms. Baxter held various positions in investment banking and corporate finance at First Boston.

Ms. Baxter currently also serves as a Director of Banta Corporation, Avondale Financial Corp., and ASHTA Chemicals, Inc. She is also the Chairman Emeritus of the Board of Trustees of Mount Holyoke College, having previously served as Chairman for five years and as a Board member for thirteen years; an Honorary Trustee and past President of the Board of Trustees of the Emma Willard School; and Chair of the Board of Governors of Good Shepherd Hospital. Ms. Baxter is a graduate of Mount Holyoke College.


Hans H. Estin
[Insert Picture]

Mr. Estin, age 69, is a Chartered Financial Analyst and the Vice Chairman of North American Management Corp., a registered investment adviser serving individual clients and their families. Mr. Estin currently also serves as a Corporation Member of The Schepens Eye Research Institute; and a Trustee of New England Aquarium. He previously served as the Chairman of the Board of Trustees of Boston University and is currently active in various other civic associations, including the Boys & Girls Clubs of Boston, Inc. Mr. Estin is a graduate of Harvard College and holds honorary doctorates from Merrimack College and Boston University.

John A. Hill
[Insert Picture]

Mr. Hill, age 55, is the Chairman and Managing Director of First
Reserve Corporation, a registered investment adviser investing in companies in the world-wide energy industry on behalf of institutional investors.

Prior to acquiring First Reserve in 1983, Mr. Hill held executive positions with several investment advisory firms and held various positions with the Federal government, including Associate
Director of the Office of Management and Budget and Deputy
Administrator of the Federal Energy Administration.

Mr. Hill currently also serves as a Director of Snyder Oil Corporation, an exploration and production company which he founded, Maverick Tube Corporation, a manufacturer of structural steel, pipe and well casings, TransMontaingne Oil Company, a refined oil product pipeline and distribution company, Weatherford Enterra, Inc., an oil field service company, various private companies controlled by First Reserve Corporation, and various First Reserve Funds. He is also a Member of the Board of Advisors of Fund Directions. He is currently active in various business associations, including the Economic Club of New York, and lectures on energy issues in the United States and Europe. Mr. Hill is a graduate of Southern Methodist University.


Ronald J. Jackson
[Insert Picture]

Mr. Jackson, age 54, was Chairman of the Board, President and Chief Executive Officer of Fisher-Price, Inc., a major toy manufacturer, from 1990 to 1993. He previously served as President and Chief Executive Officer of Stride-Rite, Inc., a manufacturer and distributor of footwear, from 1989 to 1990, and as President and Chief Executive Officer of Kenner Parker Toys, Inc., a major toy and game manufacturer, from 1985 to 1987. Prior to that, he held various financial and marketing positions at General Mills, Inc. from 1966 to 1985, including Vice President, Controller and Vice President of Marketing for Parker Brothers, a toy and game company, and President of Talbots, a retailer and direct marketer of women's apparel.

Mr. Jackson currently serves as a Trustee of Salem Hospital and the Peabody Essex Museum. Mr. Jackson is a graduate of Michigan
State University Business School.

Paul L. Joskow*
[Insert Picture]

Dr. Joskow, age 50, is Professor of Economics and Management and Head of the Department of Economics at the Massachusetts Institute of Technology where he has been on the faculty since 1972. From 1979 to 1980 he was a Visiting Professor at the Kennedy School of Government at Harvard University and from 1985 to 1986 he was a Fellow at the Center for Advanced Study in the Behavioral Sciences at Stanford University. He has published three books and numerous articles on topics dealing with industrial organization, government regulation of industry, and competition policy.

Dr. Joskow currently serves as a Director of the New England Electric System, a public utility holding company, State Farm Indemnity Company, an automobile insurance company, and the Whitehead Institute for Biomedical Research, a non-profit research institution. He has been President of the Yale University Council since 1993. From 1990 to 1994 he served as Chairman of the Research Advisory Board of the Committee for Economic Development. Dr. Joskow is active on industry restructuring, environmental, energy, competition, and privatization policies and has served as an advisor to governments and corporations around the world. He has been a consultant to National Economic Research Associates, Inc. since 1972 on these and related issues.

Dr. Joskow is a graduate of Cornell University and Yale
University. He is a Fellow of the Econometric Society and the American Academy of Arts and Sciences.

Elizabeth T. Kennan
[Insert Picture]

Ms. Kennan, age 59, is President Emeritus and Professor of Mount Holyoke College. From 1978 through June 1995, she was President of Mount Holyoke College. From 1966 to 1978, she was on the faculty of Catholic University, where she taught history and published numerous articles.

Ms. Kennan currently also serves as a Director of Bell Atlantic Corporation, a telecommunications company, Northeast Utilities, the Kentucky Home Life Insurance Companies, and Talbots. She also serves as a Member of The Folger Shakespeare Library Committee. She is currently active in various educational and civic associations. Ms. Kennan is a graduate of Mount Holyoke College, the University of Washington and St. Hilda College at Oxford University and holds several honorary doctorates.

Lawrence J. Lasser*
[Insert Picture]

Mr. Lasser, age 55, is the Vice President of your fund and the other Putnam funds. He has been the President, Chief Executive Officer and a Director of Putnam Investments, Inc. and Putnam Management since 1985, having begun his career there in 1969.

Mr. Lasser currently also serves as a Director of Marsh & McLennan Companies, Inc., the parent company of Putnam Management, and the United Way of Massachusetts Bay. He is a Member of the Board of Overseers of the Museum of Fine Arts in Boston, The Council on Foreign Relations, and a Member of the Board of Governors and Executive Committee at the Investment Company Institute. He is also a Trustee of the Beth Israel\Deaconess Medical Center in Boston. Mr. Lasser is a graduate of Antioch College and Harvard Business School.

John H. Mullin, III
[Insert Picture]

Mr. Mullin, age 56, is Chairman and CEO of Ridgeway Farm, a limited liability company engaged in timber activities and farming. Prior to establishing Ridgeway Farm, Mr. Mullin was a Managing Director of Dillon, Read & Co. Inc., an investment banking firm.

Mr. Mullin currently serves as a Director of ACX Technologies, Inc., a company engaged in the manufacture of industrial ceramics
and packaging products; Alex   .     Brown Realty, Inc., a real
estate investment company; The Liberty Corporation, a company engaged in the life insurance and broadcasting industries; and The Ryland Group, Inc., a national homebuilder. Mr. Mullin previously served as a Director of Dillon, Read & Co. Inc., Adolph Coors Company, Crystal Brands, Inc., Fisher-Price, Inc. and Mattel Inc. Mr. Mullin is a Trustee Emeritus of Washington & Lee University where he served as Chairman of the Investment Committee.

Mr. Mullin is a graduate of Washington & Lee University and The
Wharton Graduate School at the University of Pennsylvania.

Robert E. Patterson
[Insert Picture]

Mr. Patterson, age 52, is the Executive Vice President and Director of Acquisitions of Cabot Partners Limited Partnership, a registered investment adviser which manages real estate investments for institutional investors. Prior to 1990, he was the Executive Vice President of Cabot, Cabot & Forbes Realty Advisors, Inc., the predecessor company of Cabot Partners. Prior to that, he was a Senior Vice President of the Beal Companies, a real estate management, investment and development company. He has also worked as an attorney and held various positions in state government, including the founding Executive Director of the Massachusetts Industrial Finance Agency.

Mr. Patterson currently also serves as Chairman of the Joslin
Diabetes Center and as a Director of Brandywine Trust Company.
Mr. Patterson is a graduate of Harvard College and Harvard Law
School.


Donald S. Perkins*
[Insert Picture]

Mr. Perkins, age 70, is the retired Chairman of the Board of Jewel Companies, Inc., a diversified retailer, where among other roles he served as President, Chief Executive Officer and Chairman of the Board from 1965 to 1980. He currently also serves as a Director of various other public corporations, including AON Corp., an insurance company, Cummins Engine Company, Inc., an engine and power generator equipment manufacturer and assembler, Current Assets L.L.C., a corporation providing financial staffing services, LaSalle Street Fund, Inc. and LaSalle U.S. Realty Income and Growth Fund, Inc., real estate investment trusts, Lucent Technologies Inc., Ryerson Tull, Inc., America's largest steel service corporation, Springs Industries, Inc., a textile manufacturer, and Time Warner, Inc., one of the
nation's largest media conglomerates.   He previously served as a
Director of several other major public corporations, including Corning Glass Works, Eastman Kodak Company, Firestone Tire & Rubber Company and Kmart Corporation.

Mr. Perkins currently also serves as a Trustee and Vice Chairman of Northwestern University and as a Trustee of the Hospital Research and Education Trust. He is currently active in various civic and business associations, including the Business Council and the Civic Committee of the Commercial Club of Chicago, of which he is the founding Chairman. Mr. Perkins is a graduate of Yale University and Harvard Business School and holds an honorary doctorate from Loyola University of Chicago.

William F. Pounds
[Insert Picture]

Dr. Pounds, age 69, is the Vice Chairman of your fund and of the other Putnam funds. He has been a Professor of Management at the Alfred P. Sloan School of Management at the Massachusetts Institute of Technology since 1961 and served as Dean of that School from 1966 to 1980. He previously served as Senior Advisor to the Rockefeller Family and Associates and was a past Chairman of Rockefeller & Co., Inc., a registered investment adviser which manages Rockefeller family assets, and Rockefeller Trust Company.

Dr. Pounds currently also serves as a Director of IDEXX Laboratories, Inc., PerSeptive Biosystems, Inc., Management Sciences For Health, Inc. and Sun Company, Inc. He is also a Trustee of the Museum of Fine Arts in Boston; an Overseer of WGBH Educational Foundation, and a Fellow of The American Academy of Arts and Sciences. He previously served as a Director of Fisher-Price, Inc. and General Mills, Inc. Dr. Pounds is a graduate of Carnegie-Mellon University.

George Putnam*
[Insert Picture]

Mr. Putnam, age 71, is the Chairman and President of your fund and of the other Putnam funds. He is the Chairman and a Director of Putnam Management and Putnam Mutual Funds Corp. and a Director of Marsh & McLennan, their parent company. Mr. Putnam is the son of the founder of the Putnam funds and Putnam Management and has been employed in various capacities by Putnam Management since 1951, including Chief Executive Officer from 1961 to 1973. He is a former Overseer and Treasurer of Harvard University; a past Chairman of the Harvard Management Company; and a Trustee Emeritus of Wellesley College and Bradford College.

Mr. Putnam currently also serves as a Director of Freeport-McMoRan, Inc., Freeport Copper and Gold, Inc., McMoRan Oil and Gas, Inc., mining and natural resources companies and Houghton Mifflin Company, a major publishing company. He is also a Trustee of Massachusetts General Hospital, McLean Hospital, Vincent Memorial Hospital, WGBH Educational Foundation and the Museum of Fine Arts and the Museum of Science in Boston; the New England Aquarium; an Overseer of Northeastern University; and a Fellow of The American Academy of Arts and Sciences. Mr. Putnam is a graduate of Harvard College and Harvard Business School and holds honorary doctorates from Bates College and Harvard University.

George Putnam, III*
[Insert Picture]

Mr. Putnam, age 46, is the President of New Generation Research, Inc., a publisher of financial advisory and other research services relating to bankrupt and distressed companies, and New Generation Advisers, Inc., a registered investment adviser which provides advice to private funds specializing in investments in such companies. Prior to founding New Generation in 1985, Mr. Putnam was an attorney with the Philadelphia law firm Dechert Price & Rhoads.

Mr. Putnam currently also serves as a Director of the Massachusetts Audubon Society and The Boston Family Office, L.L.C., a registered investment advisor that provides financial advice to individuals and families. He is also a Trustee of the Sea Education Association and St. Mark's School and an Overseer of the New England Medical Center. Mr. Putnam is a graduate of Harvard College, Harvard Business School and Harvard Law School.


A.J.C. Smith*
[Insert Picture]

Mr. Smith, age 63, is the Chairman and Chief Executive Officer of Marsh & McLennan Companies, Inc. He has been employed by Marsh & McLennan and related companies in various capacities since 1961. Mr. Smith is a Director of the Trident Corp., and he also serves as a Trustee of the Carnegie Hall Society, the Central Park Conservancy, the Educational Broadcasting Corporation, the Economic Club of New York, the U.S. Chamber of Commerce, and is a Founder of the Museum of Scotland Society. He was educated in Scotland and is a Fellow of the Faculty of Actuaries in Edinburgh, a Fellow of the Canadian Institute of Actuaries, a Fellow of the Conference of Actuaries, an Associate of the Society of Actuaries, a Member of the American Academy of Actuaries, the International Actuarial Association and the International Association of Consulting Actuaries.


W. Thomas Stephens
[Insert Picture]

Mr. Stephens, age 55, is the President and Chief Executive Officer of MacMillan Bloedel Ltd. Mr. Stephens retired in 1996 as Chairman of the Board of Directors, President and Chief Executive Officer of Johns Manville Corporation, an insulation and roofing systems company. He also served as Executive Vice President and Chief Financial Officer of Manville and in total had 27 years of experience with Manville and its predecessor companies.

Mr. Stephens serves as a Director for Mail-Well Inc., a supplier of envelopes and high-quality printing services, Qwest Communications, a fiber optics manufacturer, The Eagle Picher Trust, a trust established to fund the settlement of asbestos-related claims, and New Century Energies, a public utility company. Mr. Stephens is a Member of the Colorado Forum and Trustee of the Denver Art Museum and The University of Arkansas Advisory Council. He is currently a Visiting Professor at the Graduate School of Business at the University of Colorado. Mr. Stephens is a graduate of the University of Arkansas.

W. Nicholas Thorndike**
[Insert Picture]

Mr. Thorndike, age 64, serves as a Director of various corporations and charitable organizations, including Data General Corporation, a computer and high technology company, Bradley Real Estate, Inc., a real estate investment firm, Providence Journal Co., a newspaper publisher, and Courier Corporation, a book binding and printing company. He is also a Trustee of Eastern Utilities Associates, Massachusetts General Hospital, where he previously served as chairman and president, and Northeastern University.

Prior to December 1988, he was the Chairman of the Board and Managing Partner of Wellington Management Company/Thorndike, Doran, Paine & Lewis, a registered investment adviser which manages mutual funds and institutional assets. He also previously served as a Trustee of the Wellington Group of Funds (now The Vanguard Group) and was the Chairman and a Director of Ivest Fund, Inc. Mr. Thorndike is a graduate of Harvard College.


----------------------------

* Nominees who are or may be deemed to be "interested persons" (as defined in the Investment Company Act of 1940) of your fund, Putnam Management, and Putnam Mutual Funds Corp. ("Putnam Mutual Funds"), the principal underwriter for all the open-end Putnam funds and an affiliate of Putnam Management. Messrs. Putnam, Lasser, and Smith are deemed "interested persons" by virtue of their positions as officers or shareholders of your fund, or directors of Putnam Management, Putnam Mutual Funds, or Marsh & McLennan Companies, Inc., the parent company of Putnam Management and Putnam Mutual Funds. Mr. George Putnam, III, Mr. Putnam's son, is also an "interested person" of your fund, Putnam Management, and Putnam Mutual Funds. Mr. Perkins may be deemed to be an "interested person" of your fund because of his service as a director of a certain publicly held company that includes registered broker-dealer firms among its subsidiaries. Neither your fund nor any of the other Putnam funds currently engages in any transactions with such firms except that certain of such firms act as dealers in the retail sale of shares of certain Putnam funds in the ordinary course of their business. Mr. Joskow is not currently an "interested person" of your fund but could be deemed by the Securities and Exchange Commission to be an "interested person" on account of his consulting relationship with National Economic Research Associates, Inc. The balance of the nominees are not "interested persons."

** In February 1994 Mr. Thorndike accepted appointment as a successor trustee of certain private trusts in which he has no beneficial interest. At that time he also became Chairman of the Board of two privately owned corporations controlled by such trusts, serving in that capacity until October 1994. These corporations filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 1994.

Except as indicated above, the principal occupations and business experience of the nominees for the last five years have been with the employers indicated, although in some cases they have held different positions with those employers. Except for
Messrs. Jackson, Joskow, Mullin and Stephens, all the nominees
were elected by the shareholders in    1996.      Messrs. Jackson
and Stephens were elected by the other Trustees in May 1996 and September 1997, respectively, and Messrs. Joskow and
Mullin        were elected by the other Trustees in November
1997. The 16 nominees for election as Trustees at the shareholder meeting of your fund who receive the greatest number of votes will be elected Trustees of your fund. The Trustees serve until their successors are elected and qualified. Each of the nominees has agreed to serve as a Trustee if elected. If any of the nominees is unavailable for election at the time of the meeting, which is not anticipated, the Trustees may vote for other nominees at their discretion, or the Trustees may fix the number of Trustees at less than 16 for your fund.

What are the Trustees' responsibilities?

Your fund's Trustees are responsible for the general oversight of your fund's business and for assuring that your fund is managed in the best interests of its shareholders. The Trustees periodically review your fund's investment performance as well as the quality of other services provided to your fund and its shareholders by Putnam Management and its affiliates, including administration, custody, distribution and investor servicing. At least annually, the Trustees review the fees paid to Putnam Management and its affiliates for these services and the overall level of your fund's operating expenses. In carrying out these responsibilities, the Trustees are assisted by an independent administrative staff and by your fund's auditors and legal counsel, which are selected by the Trustees and are independent of Putnam Management and its affiliates.

Do the Trustees have a stake in your fund?

The Trustees believe it is important that each Trustee have a significant investment in the Putnam funds. The Trustees
allocate their investments among the more than    99     Putnam
funds based on their own investment needs. The Trustees' aggregate investments in the Putnam funds total over $61 million. The table below lists each Trustee's current investments in the fund and in the Putnam funds as a group based on beneficial ownership. Except as otherwise noted, each Trustee has sole voting power and sole investment power with respect to his or her shares.

Share Ownership by Trustees
                         Year first                              Number of
                         elected as          Number of           shares of
                         Trustee of          shares of the       all Putnam
                         the Putnam          fund owned          funds owned
Trustees                 funds               as of 11/10/97      as of 11/10/97 (1)
------------------------------------------------------------------------------------------

Jameson A. Baxter        1994            126                         80,476
Hans H. Estin            1972            222                         29,964
John A. Hill             1985            180                        143,484
Ronald J. Jackson        1996            111                        127,631
Paul L. Joskow           1997            102                        213(2)
Elizabeth T. Kennan      1992            327                         23,615
Lawrence J. Lasser       1992            127                        565,535
John H. Mullin, III      1997            108
211(2)
Robert E. Patterson      1984            590
62,967
Donald S. Perkins        1982            1,542
171,814
William F. Pounds        1971            199                        321,042
George Putnam            1957            2,024
1,796,131
George Putnam, III       1984            1,117                           368,213
A.J.C. Smith             1986            181
52,325
W. Thomas Stephens       1997         101                             3,304
W. Nicholas Thorndike    1992            128
82,204
------------------------------------------------------------------------------------------

(1)  These holdings do not include shares of Putnam money market funds.
(2)  Elected as a Trustee in November 1997.

As of November 10, 1997, the Trustees and officers of the fund owned a total of 7,185 shares of the fund, comprising less than 1% of its outstanding shares on that date.

What are some of the ways in which the Trustees represent shareholder interests?

The Trustees believe that, as substantial investors in the Putnam funds, their interests are closely aligned with those of individual shareholders. Among other ways, the Trustees seek to represent shareholder interests:

          by carefully reviewing your fund's investment performance on an individual basis with your fund's managers;

          by also carefully reviewing the quality of the various other services provided to the funds and their shareholders by Putnam Management and its affiliates;

          by discussing with senior management of Putnam
          Management steps being taken to address any performance deficiencies;

          by reviewing the fees paid to Putnam Management to ensure that such fees remain reasonable and competitive with those of other mutual funds, while at the same time providing Putnam Management sufficient resources to continue to provide high quality services in the future;

          by monitoring potential conflicts between the funds and Putnam Management and its affiliates to ensure that the funds continue to be managed in the best interests of their shareholders; and

          by also monitoring potential conflicts among funds to ensure that shareholders continue to realize the benefits of participation in a large and diverse family of funds.

How often do the Trustees meet?

The Trustees meet each month (except August) over a two-day period to review the operations of your fund and of the other Putnam funds. A portion of these meetings is devoted to meetings of various Committees of the board which focus on particular matters. These currently include: the Committee of Independent Trustees, which conducts an annual review of all contractual arrangements with Putnam Management and its affiliates; the Contract Committee, which reviews such matters on an interim basis during the course of the year; the Communication and Service Committee, which reviews the quality of services provided by your fund's investor servicing agent, custodian and distributor; the Pricing, Brokerage and Special Investments Committee, which reviews matters relating to valuation of securities, best execution, brokerage costs and allocations and new investment techniques; the Audit Committee, which reviews accounting policies and the adequacy of internal controls and supervises the engagement of the funds' auditors; the Compensation, Administration and Legal Affairs Committee, which reviews the compensation of the Trustees and their administrative staff and supervises the engagement of the funds' independent counsel; the Nominating Committee, which is responsible for selecting nominees for election as Trustees and the Closed-end Fund Committee, which is responsible for reviewing special issues applicable to closed-end funds.

Each Trustee generally attends at least two formal committee meetings during each regular meeting of the Trustees. During 1997, the average Trustee participated in approximately 40 committee and board meetings. In addition, the Trustees meet in small groups with Chief Investment Officers and Portfolio Managers to review recent performance and the current investment climate for selected funds. These meetings ensure that each fund's performance is reviewed in detail at least twice a year. The Committee of Independent Trustees and the Contract Committee typically meet on several additional occasions during the year to carry out their responsibilities. Other Committees, including an Executive Committee, may also meet on special occasions as the need arises.

What are the Trustees paid for their services?

Each Trustee receives a fee for his or her services. Each Trustee also receives fees for serving as Trustee of the other Putnam funds. The Trustees periodically review their fees to assure that such fees continue to be appropriate in light of their responsibilities as well as in relation to fees paid to trustees of other mutual fund complexes. The Compensation Committee, which consists solely of Trustees not affiliated with Putnam Management, estimates that Committee and Trustee meeting time together with the appropriate preparation requires the equivalent of at least three business days per Trustee meeting. The following table shows the fees paid to each Trustee by the fund for fiscal 1997 and the fees paid to each Trustee by all of
the Putnam funds during calendar year    1997    :

COMPENSATION TABLE
                                          Pension or           Estimated          Total
                          Aggregate          retirement     annual benefits   compensation
                       compensation    benefits accrued            from all       from all
                           from the          as part of        Putnam funds         Putnam
Trustees                    fund(1)       fund expenses  upon retirement(2)funds(3)


Jameson A. Baxter                  $844      $282                $87,500$176,000(4)
Hans H. Estin                       836       888                87,500    175,000
John A. Hill                        839       332                87,500  175,000(4)
Ronald J. Jackson                   844          58              87,500     176,000(4)
Paul L. Joskow    (5)            ---          ---                87,500      25,500
Elizabeth T. Kennan                 835       561                87,500     174,000
Lawrence J. Lasser                  826       421                87,500
174,000
John H. Mullin, III    (5)       ---          ---                87,500      25,500
Robert E. Patterson                 844       266                87,500
176,000
Donald S. Perkins                   844       965                87,500     176,000
William F. Pounds    (6)         915          921                98,000     201,000
George Putnam                       839       1,018              87,500     175,000
George Putnam, III                  835       175                87,500     174,000
A.J.C. Smith                        818       595                87,500     170,000
W. Thomas Stephens    (7)        134          ---                87,500   53,000(4)
W. Nicholas Thorndike               844       807                87,500     176,000

(1) Includes an annual retainer and an attendance fee for each meeting attended.
(2) Assumes that each Trustee retires at the normal retirement date.  Estimated benefits for
    each Trustee are based on Trustee fee rates in effect during calendar    1997    .
(3) As of December 31, 1997, there were    99     funds in the Putnam family.
(4) Includes compensation deferred pursuant to a Trustee Compensation Deferral Plan.
(5)
    Elected as a Trustee in November 1997.
   (6)
    Includes additional compensation for service as Vice Chairman of the Putnam funds.
   (7)
    Elected as a Trustee in September 1997.Under a Retirement Plan for Trustees of the Putnam funds (the
"Plan"), each Trustee who retires with at least five years of service as a Trustee of the funds is entitled to receive an annual retirement benefit equal to one-half of the average annual compensation paid to such Trustee for the last three years of service prior to retirement.  This retirement benefit is payable during a Trustee's lifetime, beginning the year following retirement, for a number of years equal to such Trustee's years of service.  A death benefit is also available under the Plan which assures that the Trustee and his or her beneficiaries will receive benefit payments for the lesser of an aggregate period of
(i) ten years or (ii) such Trustee's total years of service.

The Plan Administrator (a committee comprised of Trustees that are not "interested persons" of the fund, as defined in the Investment Company Act of 1940) may terminate or amend the Plan at any time, but no termination or amendment will result in a reduction in the amount of benefits (i) currently being paid to a Trustee at the time of such termination or amendment, or (ii) to which a current Trustee would have been entitled to receive had he or she retired immediately prior to such termination or amendment.

For additional information about your fund, including further information about its Trustees and officers, please see "Fund
Information," on page    36    .

Putnam Investments

Putnam Investment Management, Inc. and its affiliates, Putnam Mutual Funds, the principal underwriter for shares of your fund and Putnam Fiduciary Trust Company, your fund's investor servicing agent and custodian, are wholly owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn wholly owned by Marsh & McLennan Companies, Inc., which has executive offices at 1166 Avenue of the Americas, New York, New York 10036. Marsh & McLennan Companies, Inc. and its operating subsidiaries are professional services firms with insurance and reinsurance brokerage, consulting, and investment management businesses.

2.  RATIFICATION OF INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P., One Post Office Square, Boston, Massachusetts, independent accountants, has been selected by the Trustees as the independent auditor of your fund for the current fiscal year. Among the country's preeminent accounting firms, this firm also serves as the auditor for approximately half of the other funds in the Putnam family. It was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of its fees.

A majority of the votes on the matter is necessary to ratify the selection of auditors. A representative of the independent auditors is expected to be present at the meeting to make statements and to respond to appropriate questions.

On September 18, 1997 Coopers & Lybrand L.L.P. and Price
Waterhouse LLP announced plans to merge their practices
worldwide.  Coopers & Lybrand L.L.P. and Price Waterhouse LLP
expect the merger, which    has been approved     by the partners
of both organizations and    is subject to approval     by the
regulators, to become effective in early 1998.


3. APPROVAL OF A NEW MANAGEMENT CONTRACT

The Trustees of your fund recommend that shareholders approve a new management contract with Putnam Management, which provides for an increase in the management fees payable by the fund to Putnam Management. The proposed contract, which is attached as Exhibit A, is identical in all substantive respects to the existing contract, except as noted below. Further information about both the current and proposed management contract, the termination and renewal procedures, the services provided by Putnam Management and its affiliates, and information concerning brokerage and related matters can be found under "Additional Information Relating to Management Contract Approval" on page
   37    .

What do management fees pay for?

Management fees pay Putnam Management for the services it provides in conducting the day-to-day operations of the fund. These include providing the personnel, equipment, and office facilities necessary for the management of the fund's investment portfolio, determining the fund's daily net asset value, maintaining the accounts and records of the fund, preparation of reports to shareholders, compliance with regulatory requirements, and general administration of the fund's affairs.

Why did Putnam Management recommend a new management fee schedule to the Trustees?

In recent years, Putnam Management has noted a general increase in the complexity of the investment process and in the competition for talented investment personnel. Putnam Management recommended the new management fee schedule to help ensure that Putnam Management receives fees for its services that are competitive with fees paid to high-quality investment managers by other mutual funds. Putnam Management believes that maintaining competitive management fees will, over the longer term, enable it to continue to provide high-quality management services to your fund and to the other funds in the Putnam group. Putnam Management also notes that your fund's current management fee schedule has never been increased and is lower than the fees paid to managers of many competitive funds.

How did your fund's Trustees arrive at the proposed management fee?

Several years ago, the Trustees undertook a comprehensive review of the management fees paid by the Putnam funds. This review was conducted largely through the Contract Committee of the Trustees, which consists solely of independent Trustees who have no financial interest in Putnam Management. As a result of this review, the Trustees and Putnam Management reached agreement on a system of model fee schedules for the various types of funds in the Putnam group. These model fee schedules have now been implemented for most of the Putnam funds. The proposed new fee schedule for the fund is identical to that which has been implemented for many other Putnam funds.

The Trustees and Putnam Management also reached a general understanding that these model fee schedules should be implemented for a particular fund only following consideration of the fund's comparative investment performance and expense levels. After reviewing comparative data on competitive funds in recent years and noting, among other things, the fund's strong relative performance, the Trustees concluded that it would be appropriate to implement a model fee schedule for your fund at this time.
The Trustees have indicated that they will continue to look closely at the fund's comparative performance and expense levels in their future annual reviews of the fund's management contract.

What factors did the Trustees consider?

The Trustees placed primary emphasis upon the nature and quality of the services being provided by Putnam Management, including, in particular, the strong relative investment performance of the fund in recent years. In this regard, the Trustees also considered the relative complexity of managing the fund, and a comparison of recent management fees and other expenses paid by the fund with those of similar funds managed by other investment advisers.

The Trustees also considered, among other things, information provided by Putnam Management regarding the profitability of its current and proposed management fee arrangements with the fund (without regard to costs incurred by Putnam Management and its affiliates in connection with the marketing of shares), the benefits to Putnam Management and its affiliates resulting from the fact that affiliates of Putnam Management currently serve as shareholder servicing agent, distributor, and custodian for each of the Putnam funds pursuant to separate contractual arrangements, and Putnam Management's placing of portfolio transactions to recognize research and brokerage services.

Information about certain of the factors considered by the Trustees is set forth below and in the section "Additional
Information Relating to Management Contract Approval" on page [].

Following consideration of these and the other factors described above, the Trustees of your fund, including all of the independent Trustees, unanimously approved the proposed new contract.

How has the fund performed?

As part of any decision regarding management fees, shareholders
should consider how the fund has performed. The    table     that
follows shows    the relative performance on an average annual
basis of the different classes of the fund over various periods and during the life of the fund. The table also provides
information concerning the Lehman Brothers Government Bond Index, an unmanaged list of securities similar to those in which your fund invests.
Average annual total    return     for periods ended October 31, 1997


                                                                           Lehman Bros.
                  Class A          Class B             Class M              Government
Inception date:   6/2/86           6/6/94              4/12/95              Bond Index*
Total
return         NAV       POP+     NAV     CDSC++     NAV        POP+
1 year           8.41%      3.25%   7.55%    2.55%       8.16%      4.61%            8.66%

3 years          9.51%  7.76%   8.69%   7.84%       9.26%      8.08%            9.63%
5 years          6.28%  5.25%   5.46%   5.15%       6.01%      5.32%            7.33%
10 year          7.92%  7.39%   7.01%   7.01%       7.56%      7.20%            8.90%

Life of fund  7.19%        6.73%   6.27%     6.27%       6.81%      6.50%            8.54%

* Lehman Brothers Government Bond Index is an unmanaged list of publicly issued U.S. Treasury obligations and debt obligations of U.S. government agencies (excluding mortgage-backed securities).  The average quality of bonds included in the index may be higher than the
average quality of those bonds in which the fund customarily  invests.     Securities indexes
assume reinvestment of all distributions and interest payments and do not take in account brokerage fees or taxes.  Securities in the fund do not match those in the indexes and performance of the fund will differ.  It is not possible o invest directly in an index.

+ Returns at public offering price ("POP") reflect         the deduction of the current
maximum initial sales charges of 4.75% for class A shares and 3.25% for class M shares.

++ Returns for class B shares at CDSC reflect the deduction of the applicable contingent deferred sales charge ("CDSC") which is 5% in the first year, declining to 1% in the sixth year, and is eliminated thereafter.

Returns shown for class B and class M shares for periods prior to their inception are derived from the historical performance of class A shares, adjusted to reflect both the deduction of the initial sales charge or CDSC, if any, currently applicable to each class, where appropriate, and the higher operating expenses applicable to such shares.

Returns shown for class A shares have not been adjusted to reflect payments under the class
A distribution plan prior to its implementation.  All returns assume reinvestment of distributions at net asset value and represent past performance; they do not guarantee future results.  Investment return and principal value will fluctuate so that an investor's shares,when redeemed, may be worth more or less than their original cost.
How has the fund performed in comparison to similar funds?

Another way of evaluating the performance of your fund is to compare it to other government income funds. In reviewing the fund's relative performance, your Trustees and Putnam Management compare it to other funds with similar investment objectives and strategies. When evaluated in that group, the total return of the class A shares of the fund ranked as follows:

For periods ended 10/31/97

1 year                  top 34% of 88 funds
3 years                 top 35% of 79 funds
5 years                 top 61% of 60 funds

What is the effect of the new management fee schedule?

Under the new management contract, the annual management fee paid by your fund to Putnam Management would be increased as follows:

Proposed Fee*                      Existing Fee*
--------------------------------------------------------------------
0.65% of the first $500 million    0.75% of the first $100 million
0.55% of the next $500 million     0.65% of the next $100 million
0.50% of the next $500 million     0.55% of the next $300 million
0.45% of the next $5 billion       0.45% of the next $500 million
0.425% of the next $5 billion      0.40% of any amount over $1
0.405% of the next $5 billion      billion
0.39% of the next $5 billion
0.38% of any amount thereafter

*  Based on average net assets

Based on    average     net assets of the fund    for the fiscal
year ended     October 31, 1997 of approximately $369.3
million   ,     the effective annual management fee rate under
the proposed fee schedule would be 0.65% as compared to 0.63% under the existing schedule. This represents an increase of approximately $0.02 in annual expenses for each $100 invested in the fund. The new management fee schedule, like the old, provides for lower management fee rates as the fund's assets increase.

For its fiscal year ended October 31, 1997, the fund paid management fees to Putnam Management of $2,331,129. If the proposed new management contract had been in effect for the year, the fund would have paid fees of $2,400,425, which is an increase of approximately 2.97%.

The following tables summarize the expenses incurred by the fund in the most recent fiscal year and restates these expenses on a pro forma basis, reflecting the implementation of the proposed fee schedule.

Annual fund operating expenses
(as a percentage of average net assets)

                                 (Actual)
                             Total fund
Management            12b-1     Other  operating
  fees fees         expenses  expenses
----------            -----   -------------------

Class A0.63%          0.25%     0.27%    1.15%
Class B0.63%          1.00%     0.27%    1.90%
Class M0.63%          0.50%     0.27%    1.40%

                             (Pro Forma)

                             Total fund
Management            12b-1     Other  operating
  fees fees         expenses  expenses
----------            -----   -------------------

Class A0.65%          0.25%     0.27%    1.17%
Class B0.65%          1.00%     0.27%    1.92%
Class M0.65%          0.50%     0.27%    1.42%

Examples

Your investment of $1,000 would incur the following expenses, assuming 5% annual return and, except as indicated, redemption at the end of each period:

                                 (Actual)

         1                    3        5       10
       year                 years    years    years
-----------------------------------------------------------------
Class A  $59                $82      $108        $181
Class B  $69                $90      $123        $203    *
Class B (no redemption)     $19      $60      $103       $203    *
Class M  $46                $75      $107        $195


                                (Pro Forma)

         1                  3        5        10
         year               years    years    years
--------------------------------------------------------------------
Class A  $59                $83      $109     $183
Class B  $69                $90      $124     $205*
Class B (no redemption)     $19      $60      $104    $205*
Class M  $46                $76      $108     $197

The examples do not represent past or future expense levels.
Actual expenses may be greater or less than those shown. Federal regulations require the examples to assume a 5% annual return, but actual annual return varies.

*        Reflects conversion of class B shares to class A shares
         (which pay lower ongoing expenses) approximately eight years after purchase.

Are there any other proposed changes?

The only other substantive changes in the new management contract relate to the payment by the fund of the compensation and related expenses of certain officers of the fund.

The existing contract requires the fund to reimburse Putnam Management for the compensation and related expenses of the fund's Vice Chairman and such other officers of the fund and their assistants as the Trustees of the fund may determine.
Since January 1, 1992, the administrative duties previously performed by the office of Vice Chairman have been divided among various other officers of the fund. As a result, the new contract provides for the payment by the fund of the compensation and related expenses of such officers of the fund and their assistants as the Trustees may determine. The new contract will not result in an increase in the amount the fund reimburses Putnam Management.

What percentage of shareholders' votes are required to pass the proposal?

Approval of the new management contract will require the "yes" vote of a "majority of the outstanding voting securities" of the fund, as provided in the Investment Company Act of 1940. For this purpose, this means the "yes" vote of the lesser of (1) more than 50% of the outstanding shares of the fund or (2) 67% or more of the shares present at the meeting, if more than 50% of the outstanding shares are present at the meeting in person or by proxy. If the shareholders do not approve the new contract, the existing management contract will continue in effect.

The Trustees believe that the proposed new management fee is fair and reasonable and in the best interests of the shareholders of the fund. Accordingly, the Trustees recommend that shareholders vote for approval of the proposed new contract.

4. AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH RESPECT TO BORROWING.

The Trustees are recommending that the fund's fundamental investment restriction with respect to borrowing be revised to reflect the standard restriction expected to be used by other Putnam funds and to grant the fund the maximum flexibility permitted by the Investment Company Act of 1940, as amended (the "1940 Act"). Under the 1940 Act, the fund may borrow up to 33 1/3% of its total assets. The fund's current restriction is more restrictive, and states that the fund may not:

         "Borrow money in excess of 10% of the value (taken at the lower of cost or current value) of its total assets (not including the amount borrowed) at the time the borrowing is made, and then only from banks as a temporary measure to facilitate the meeting of redemption requests (not for leverage) which might otherwise require the untimely disposition of portfolio investments or for extraordinary or emergency purposes. Such borrowings will be repaid before any additional investments are purchased."

The proposed fundamental investment restriction is set forth below.

         "The fund may not...

         Borrow money in excess of 33 1/3% of the value of its total assets (not including the amount borrowed) at the time the borrowing is made."

If the proposed change is approved, the fund will be able to borrow up to the 1940 Act limit. The fund will no longer be restricted to borrowing only for redemption requests or for extraordinary or emergency purposes, and would not be limited to borrowing only from banks. The new restriction would not prohibit the fund from borrowing for leveraging purposes, although Putnam Management currently has no intention of borrowing for such purposes. If the fund were to borrow money for the purposes of leverage, its net assets would tend to increase or decrease at a greater rate with market changes than if leverage were not used.

Putnam Management
 believes that this enhanced flexibility could assist the fund in achieving its investment objective.
In
circumstances in which the fund's available cash is not sufficient to meet, among other things, shareholder redemptions, Putnam Management believes that it may be advantageous at times for the fund to borrow money instead of raising cash by selling its portfolio securities, which could be disruptive to the fund's investment strategy.

In a separate proposal (see Proposal 5 below), shareholders of the fund are being asked to approve an amendment to the fund's restriction on lending. The proposed revisions would, subject to the limitations discussed below, permit the fund to participate in a proposed "
interfund
 lending
program,"
 which would allow the
fund, through a master loan agreement, to lend available cash to and borrow from other Putnam funds.

As stated above, the fund
may currently borrow money only from banks. When the fund borrows money from a bank, it typically pays interest on such borrowing at a higher rate than the rate available from investments in repurchase agreements. The fund would be able to borrow money under the interfund lending program only if the rate on the loan is more favorable to the fund than the interest rates otherwise available for short-term bank loans, in addition to being more favorable to the lending fund than available repurchase agreement rates. Putnam
 Management
believes
 that the
ability to engage in such borrowing transactions will allow the fund to pay lower interest rates on its borrowings. The fund could, in certain circumstances, have its loan recalled by a lending fund on one day's notice. In these circumstances, the fund might have to borrow from a bank at a higher interest rate if loans were not available from other Putnam funds.

Since

the Putnam funds may be considered affiliated

parties,


interfund lending may be prohibited
 by the 1940
Act

and would be
implemented only upon receipt of an exemptive order of
 the
Securities and Exchange
Commission.



Required Vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.

5.
         AMENDING THE FUND'S FUNDAMENTAL INVESTMENT RESTRICTION WITH
         RESPECT TO    MAKING LOANS    .

The Trustees are recommending that the fund's fundamental investment restriction with respect to making loans be revised to reflect the standard restriction expected to be used by other
Putnam funds and to clarify that the
 fund
is permitted (subject
to the limitations discussed above) to
 participate in the
proposed interfund lending program described in Proposal
4

       .  The current restriction states that the fund may not:


         "Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies, by entering into repurchase agreements, or by lending its portfolio securities."

The proposed fundamental investment restriction is set forth below.

         "The fund may not...

         Make loans, except by purchase of debt obligations in which the fund may invest consistent with its investment policies (including without limitation debt obligations issued by other Putnam funds), by entering into repurchase agreements, or by lending its portfolio securities."

If the proposal is approved, the fund would be able to participate in an interfund lending
program and make loans to
other Putnam funds.
  As stated in Proposal 4, the fund would only make loans under the program if it could receive an interest rate higher than those available for repurchase agreements. There is a risk that the fund could experience a delay in obtaining prompt repayment of a loan and, unlike repurchase agreements, the fund would not necessarily have received collateral for its loan. A delay in obtaining prompt payment could cause the fund to miss an investment opportunity or to incur costs to borrow money to replace the delayed payment.

Required Vote. Approval of this proposal requires the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of the fund, or (2) 67% or more of the shares of the fund present at the meeting if more than 50% of the outstanding shares of the fund are present at the meeting in person or by proxy.


Further Information About Voting and the Meeting

Quorum and Methods of Tabulation. Thirty percent of the shares entitled to vote -- present in person or represented by proxy -- constitutes a quorum for the transaction of business with respect to any proposal at the meeting (unless otherwise noted in the proxy statement). Shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and
(ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Votes cast by proxy or in person at the meeting will be counted by persons appointed by your fund as tellers for the meeting.

The tellers will count the total number of votes cast "for" approval of the proposals for purposes of determining whether sufficient affirmative votes have been cast. With respect to the election of Trustees and selection of auditors, neither abstentions nor broker non-votes have any effect on the outcome of the proposal. With respect to any other proposals, abstentions and broker non-votes have the effect of a negative vote on the proposal.

Other business. The Trustees know of no other business to be brought before the meeting. However, if any other matters properly come before the meeting, it is their intention that proxies that do not contain specific restrictions to the contrary will be voted on such matters in accordance with the judgment of the persons named as proxies in the enclosed form of proxy.

Solicitation of proxies. In addition to soliciting proxies by mail, Trustees of your fund and employees of Putnam Management, Putnam Fiduciary Trust Company, and Putnam Mutual Funds may solicit proxies in person or by telephone. Your fund may also arrange to have votes recorded by telephone. The telephone voting procedure is designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions and to confirm that their instructions have been properly recorded. Your fund has been advised by counsel that these procedures are consistent with the requirements of applicable law. If these procedures were subject to a successful legal challenge, such votes would not be counted at the meeting. Your fund is unaware of any such challenge at this time. Shareholders would be called at the phone number Putnam Investments has in its records for their accounts, and would be asked for their Social Security number or other identifying information. The shareholders would then be given an opportunity to authorize proxies to vote their shares at the meeting in accordance with their instructions. To ensure that the shareholders' instructions have been recorded correctly, they will also receive a confirmation of their instructions in the mail. A special toll-free number will be available in case the information contained in the confirmation is incorrect.

Your fund's Trustees have adopted a general policy of maintaining confidentiality in the voting of proxies. Consistent with this policy, your fund may solicit proxies from shareholders who have not voted their shares or who have abstained from voting.

Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in soliciting instructions from their principals. Your fund has retained at its expense D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to aid in the solicitation of instructions for registered and nominee accounts, for a fee not to exceed
   $7,500        plus reasonable out-of-pocket expenses for
mailing and phone costs.



Revocation of proxies. Proxies, including proxies given by telephone, may be revoked at any time before they are voted by a written revocation received by the Clerk of your fund, by properly executing a later-dated proxy or by attending the meeting and voting in person.

Date for receipt of shareholders' proposals for subsequent meetings of shareholders. Your fund's Agreement and Declaration of Trust does not provide for annual meetings of shareholders, and your fund does not currently intend to hold such a meeting in 1999. Shareholder proposals for inclusion in the proxy statement for any subsequent meeting must be received by your fund within a reasonable period of time prior to any such meeting.

Adjournment. If sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the meeting, the persons named as proxies may propose adjournments of the meeting for a period or periods of not more than 60 days in the aggregate to permit further solicitation of proxies with respect to those proposals. Any adjournment will require the affirmative vote of a majority of the votes cast on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of adjournment those proxies which they are entitled to vote in favor of such proposals. They will vote against adjournment those proxies required to be voted against such proposals. Your fund pays the costs of any additional solicitation and of any adjourned session. Any proposals for which sufficient favorable votes have been received by the time of the meeting may be acted upon and considered final regardless of whether the meeting is adjourned to permit additional solicitation with respect to any other proposal.

Financial information. Your fund will furnish to you upon request, without charge, a copy of the fund's annual report for its most recent fiscal year, and a copy of its semiannual report for any subsequent semiannual period. Such requests may be directed to Putnam Investor Services, P.O. Box 41203, Providence, RI 02940-1203 or 1-800-225-1581.

Fund Information

Limitation of Trustee liability. The Agreement and Declaration of Trust of your fund provides that the fund will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the fund, except if it is determined in the manner specified in the Agreement and Declaration of Trust that they have not acted in good faith in the reasonable belief that their actions were in the best interests of the fund or that such indemnification would relieve any officer or Trustee of any liability to the fund or its shareholders arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties.
Your fund, at its expense, provides liability insurance for the benefit of its Trustees and officers.

Audit and Nominating Committees. The voting members of the Audit Committee of your fund include only Trustees who are not "interested persons" of the fund by reason of any affiliation with Putnam Investments and its affiliates. The Audit Committee currently consists of Messrs. Estin (Chairman), Jackson, Perkins (without vote), Putnam, III (without vote), Smith (without vote), and Ms. Kennan. The Nominating Committee consists only of Trustees who are not "interested persons" of your fund or Putnam Management. The Nominating Committee currently consists of Dr. Pounds and Ms. Kennan (Co-chairpersons), Ms. Baxter, and Messrs. Estin, Hill, Jackson, Joskow, Mullin, Patterson, Stephens and Thorndike.
Officers and other information. In addition to George Putnam and Lawrence J. Lasser, the officers of your fund are as follows:

                                                     Year first
                                                     elected to
Name (age)                Office                     office
-----------------------------------------------------------------
Charles E. Porter    (59)                            Executive
Vice President            1989
Patricia C. Flaherty    (51)                         Senior Vice
President                 1993
John D. Hughes (62)       Senior Vice President
                            & Treasurer              1987
Gordon H. Silver (50)     Vice President             1990
Gary N. Coburn (51)       Vice President             1988
William J. Curtin (37)    Vice President             1996
David L. Waldman (31)     Vice President             1997
Kenneth J. Taubes* (39)   Senior Vice President      1992
Max S. Senter* (37)       Senior Vice President      1992
William N. Shiebler** (55)                           Vice President 1991
John R. Verani (58)       Vice President             1987
Paul M. O'Neil (44)       Vice President             1992
Beverly Marcus (53)       Clerk                      1985
-----------------------------------------------------------------
*  Portfolio manager
** President of Putnam Mutual Funds

All of the officers of your fund are employees of Putnam Management or its affiliates. Because of their positions with Putnam Management or its affiliates or their ownership of stock of Marsh & McLennan Companies, Inc., Messrs. Putnam, Putnam, III, Lasser and Smith (nominees for Trustees of your fund), as well as the officers of your fund, will benefit from the management fees, distribution fees, underwriting commissions, custodian fees, and investor servicing fees paid or allowed by the fund.

Additional Information Relating to Management Contract Approval

Further information about Putnam Investment Management, Inc. and its proposed management contract. Putnam Management and its affiliates, Putnam Mutual Funds, the principal underwriter for shares of your fund, and Putnam Fiduciary Trust Company, your fund's investor servicing agent and custodian, are wholly owned by Putnam Investments, Inc., One Post Office Square, Boston, Massachusetts 02109, a holding company that is in turn wholly owned by Marsh & McLennan Companies, Inc., which has executive offices at 1166 Avenue of the Americas, New York, New York 10036. Marsh & McLennan Companies, Inc., and its operating subsidiaries are professional services firms with insurance and reinsurance brokering, consulting and investment management businesses.

The directors of Putnam Management are George Putnam, Lawrence J. Lasser, and Gordon H. Silver. Mr. Lasser is the principal executive officer of Putnam Management. The principal occupations of Messrs. Putnam, Lasser, and Silver are as officers and directors of Putnam Management and certain of its corporate affiliates. The address of Putnam Management and the business address of the directors and officers of Putnam Management is One Post Office Square, Boston, Massachusetts 02109.

In addition to the services it provides to your fund, Putnam Management acts as investment adviser or subadviser of other publicly owned investment companies having differing investment objectives. For the names of such funds having investment objectives similar to those of your fund and the current rates of Putnam Management's annual fees as adviser or subadviser of such funds, see Exhibit B in this Proxy Statement.

Putnam Management is also affiliated with The Putnam Advisory Company, Inc., which together with its subsidiaries furnishes investment advice to domestic and foreign institutional clients and mutual funds. Another affiliate, Putnam Fiduciary Trust Company, provides investment advice to institutional clients under its banking and fiduciary powers. The advisory fees charged by such firms to their institutional clients are generally at lower rates than those charged to the Putnam funds. The services performed and responsibilities assumed by these firms for such clients are, however, not as extensive as those performed or assumed by Putnam Management for the Putnam funds.

Some officers and directors of Putnam Management, including some who are officers of your fund, serve as officers or directors of some of these affiliates. Putnam Management may also enter into other businesses.

The Management Contract. Putnam Management serves as investment manager of your fund pursuant to a Management Contract. The management fee payable under the Contract is described above in Proposal 3. The fees paid to Putnam Management in the most recent fiscal year are shown below.

Under the Contract, subject to such policies as the Trustees may determine, Putnam Management, at its expense, furnishes continuously an investment program for your fund and makes investment decisions on behalf of your fund. Subject to the control of the Trustees, Putnam Management manages, supervises, and conducts the other affairs and business of your fund, furnishes office space and equipment, provides bookkeeping and clerical services (including determination of your fund's net asset value, but excluding shareholder accounting services) and places all orders for the purchase and sale of your fund's portfolio securities. Putnam Management may place fund portfolio transactions with broker-dealers that furnish Putnam Management, without cost to it, certain brokerage and research services of value to Putnam Management and its affiliates in advising your fund and other clients. In so doing, Putnam Management may cause your fund to pay greater brokerage commissions than it might otherwise pay.

Your fund also pays, or reimburses Putnam Management for, the compensation and related expenses of certain officers of your fund and their assistants. Currently, your fund reimburses Putnam Management for a portion of the compensation and related expenses of certain officers of your fund who provide certain administrative services to your fund and the other Putnam funds, each of which bears an allocated share of the costs. The aggregate amount of all such payments and reimbursements is determined annually by the Trustees, and the amount paid in the most recent fiscal year is set forth below. Putnam Management pays all other salaries of officers of your fund. Your fund pays all expenses not assumed by Putnam Management including, without limitation, auditing, legal, custodial, investor servicing agent, and shareholder reporting expenses.

The Contract provides that Putnam Management shall not be subject to any liability to your fund or to any shareholder of your fund for any act or omission in the course of or connected with rendering services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The Contract may be terminated without penalty upon 30 days' written notice by Putnam Management, by the Trustees, or by the affirmative vote of the holders of a "majority of the outstanding voting securities" of the fund (as defined in the Investment Company Act of 1940). It may be amended only by an affirmative vote of the holders of a majority of the outstanding voting securities of your fund and by a majority of the Trustees who are not "interested persons" of your fund or Putnam Management.

The Contract will terminate automatically if it is assigned, or unless its continuance is approved at least annually by either the Trustees or shareholders of the fund and in either case by a majority of the Trustees who are not "interested persons" of Putnam Management or your fund.

Payments to affiliates of Putnam Management. Putnam Mutual Funds is the principal underwriter of shares of your fund and of the other continuously offered Putnam funds. Putnam Fiduciary Trust Company is your fund's investor servicing agent and custodian. The amount of sales charges retained by Putnam Mutual Funds and the investor servicing fees and custodian fees paid to Putnam Fiduciary Trust Company in your fund's most recent fiscal year are set forth below.

Under its class A Distribution Plan, your fund may make payments to Putnam Mutual Funds at the annual rate of up to 0.35% of the average net assets of the fund attributable to class A shares.
At present, payments under the Plan are limited to the annual rate of 0.25% of average net assets. Under its class B and class M Distribution Plans, your fund compensates Putnam Mutual Funds at the annual rate of up to 1.00% of average net assets attributable to class B shares and class M shares, as the case may be, although for class M shares a limit of 0.50% of average net assets is currently in effect.

Payments under the plans compensate Putnam Mutual Funds for services provided and expenses incurred by it in promoting the sale of shares of your fund, reducing redemptions or maintaining or improving services provided to shareholders by Putnam Mutual Funds or by dealers. The fees paid to Putnam Mutual Funds under the plans in your fund's most recent fiscal year are set forth in "Further information about your fund." A substantial portion of payments made to Putnam Mutual Funds under these plans is used to pay or reimburse Putnam Mutual Funds for payment of service fees paid to investment dealers for their ongoing services to shareholders.

--------------------------------------------------------------------

Assets and shares outstanding of your fund as of January 2, 1998

Net assets                                  $355,726,869

Class A shares outstanding
and authorized to vote                 33,521,940     shares

Class B shares outstanding
and authorized to vote                  1,243,740     shares

Class M shares outstanding
and authorized to vote                    102,408     shares

5% beneficial ownership of your fund as of    January 2, 1998

Persons beneficially owning more than 5%
of the fund's class A shares                        None

Persons beneficially owning more than 5%
of the fund's class B shares                        None

Persons beneficially owning more than 5%
of the fund's class M shares   : James W. Frankhouser, 342 Broad
Street, P.O. Box 113, Terre Hill, PA. 17581-0113 owned 8,755.15 shares or 8.55%
William S. Biernbaum, P.O. Box 849, Spirit Lake, ID 83869-0849 owned 10,503.307 shares or 10.26%.

For the Fiscal Year Ended October 31, 1997

Management Contract
------------------------------------------------------------------
    The management contract dated
    December 21, 1988 was approved by the
    shareholders on December 8, 1988 and
    was last approved by the Trustees on
    June 6, 1997.

    Management fee
    paid to Putnam Management                 $2,331,129

    Reimbursement paid by your fund to Putnam
    Management for compensation and related expenses
    including employee benefit plan contributions
    for your fund's Executive Vice President
    (Charles E. Porter), Senior Vice President
    (Patricia C. Flaherty), Clerk (Beverly Marcus),
    and their assistants                          $7,246

Payments to affiliates
-----------------------------------------------------------------
    Sales charges on sales of class A shares
    retained by Putnam Mutual Funds
    after payments to selling broker-dealers     $47,015

    Sales charges on sales of class M shares
    retained by Putnam Mutual Funds
    after payments to selling broker-dealers        $367

    Deferred sales charges on class A share
    redemptions retained by Putnam Mutual Funds           $0

    Deferred sales charges on class B share
    redemptions retained by Putnam Mutual Funds      $22,542

    Payments under Class A Distribution Plan
    to Putnam Mutual Funds                          $895,830

    Payments under Class B Distribution
    Plan to Putnam Mutual Funds                     $101,571

    Payments under Class M Distribution Plan
    to Putnam Mutual Funds                            $4,184

    Investor servicing and custodian fees
    paid to Putnam Fiduciary Trust Company
    (before application of credits, if any)         $778,973

EXHIBIT A

This exhibit provides the management contract and the proposed additions and deletions. The existing additions are indicated by the ((boldface)) and deletions are indicated by //italics//.


                      ((PUTNAM FEDERAL INCOME TRUST))
                 //PUTNAM GNMA PLUS TRUST//

                            MANAGEMENT CONTRACT

    Management Contract dated as of ((April    __    , 1998)) //
December 21,1988// between ((PUTNAM FEDERAL INCOME TRUST)) //Putnam GNMA Plus Trust//, a Massachusetts business trust (the "Fund"), and ((PUTNAM INVESTMENT MANAGEMENT, INC.)) // THE PUTNAM MANAGEMENT COMPANY, INC.//, a (( Massachusetts)) a //Delaware// corporation (the "Manager").

    WITNESSETH:

    That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.  SERVICES TO BE RENDERED BY MANAGER TO FUND.

    (a) The Manager, at its expense, will furnish continuously an investment program for the Fund, will determine what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested and shall, on behalf of the Fund, make changes in the Fund's investments. Subject always to the control of the Trustees of the Fund and except for the functions carried out by the officers and personnel referred to in Section 1(d), the Manager will also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto. In the performance of its duties, the Manager will comply with the provisions of the Agreement and Declaration of Trust and By-Laws of the Fund and its stated investment objectives, policies and restrictions, and will use its best efforts to safeguard and promote the welfare of the Fund and to comply with other policies which the Trustees may from time to time determine and shall exercise the same care and diligence expected of the Trustees.

     (b) The Manager, at its expense, except as such expense is paid by the Fund as provided in Section 1(d), will furnish (1) all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties faithfully; (2) suitable office space for the Fund; and (3) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of the affairs of the Fund, including determination of the Fund's net asset value, but excluding shareholder accounting services. Except as otherwise provided in Section 1(d), the Manager will pay the compensation, if any, of the officers of the Fund.

    (c) The Manager, at its expense, shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Manager. In the selection of such brokers or dealers and the placing of such orders, the Manager shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Manager, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees of the Fund may determine, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Contract or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to the Manager an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Manager's overall responsibilities with respect to the Fund and to other clients of the Manager as to which the Manager exercises investment discretion. The Manager agrees that in connection with purchases or sales of portfolio investments for the Fund's account, neither the Manager nor any officer, director, employee or agent of the Manager shall act as a principal or receive any commission other than as provided in Section 3.

    (((d)     The Fund will pay or reimburse the Manager for the
compensation in whole or in part of such officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund. The Fund will also pay or reimburse the Manager for all or part of the cost of suitable office space, utilities, support services and equipment attributable to such officers and persons as may be determined in each case by the Trustees of the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.))

    //(d) The Fund will pay or reimburse the Manager for (i) the compensation of the Vice Chairman of the Fund and of persons assisting him in this office, as determined from time to time by the Trustees of the Fund, (ii) the compensation in whole or in part of such other officers of the Fund and persons assisting them as may be determined from time to time by the Trustees of the Fund, and (iii) the cost of suitable office space, utilities support services and equipment of the Vice Chairman and persons assisting him and, as determined from time to time by the Trustees of the Fund, all or a part of such cost attributable to the other officers and persons assisting them whose compensation is paid in whole or in part by the Fund. The Fund will pay the fees, if any, of the Trustees of the Fund.//

    (e) The Manager shall not be obligated to pay any expenses of or for the Fund not expressly assumed by the Manager pursuant to this Section 1 other than as provided in Section 3.

2.  OTHER AGREEMENTS, ETC.

    It is understood that any of the shareholders, Trustees, officers and employees of the Fund may be a shareholder, director, officer or employee of, or be otherwise interested in, the Manager, and in any person controlled by or under common control with the Manager, and that the Manager and any person controlled by or under common control with the Manager may have an interest in the Fund. It is also understood that the Manager and any person controlled by or under common control with the Manager have and may have advisory, management, service or other contracts with other organizations and persons, and may have other interests and business.

3.  COMPENSATION TO BE PAID BY THE FUND TO THE MANAGER.

    The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to paragraphs (a),
(b), (c) and (e) of Section 1, a fee, computed and paid quarterly at the following annual rates:

    (((a) 0.65% of the first $500 million of average net asset value of the Fund;

    (b) 0.55% of the next $500 million of such average net asset value;

    (c) 0.50% of the next $500 million of such average net asset value;

    (d) 0.45% of the next $5 billion of such average net asset value;

    (e) 0.425% of the next $5 billion of such average net asset value;

    (f) 0.405% of the next $5 billion of such average net asset value;

    (g) 0.39% of the next $5 billion of such average net asset value; and

    (h)  0.38% of any amount thereafter.))

    //(a) 0.75% of the first $100 million of the average net asset value of the Fund;

    (b) 0.65% of the next $100 million of such average net asset value;

    (c) 0.55% of the next $300 million of such average net asset value;

    (d) 0.45% of the next $500 million of such average net asset value; and

    (e) 0.4% of any amount over $1.0 billion of such average net asset value.//

Such average net asset value shall be determined by taking an average of all of the determinations of such net asset value during such quarter at the close of business on each business day during such quarter while this Contract is in effect. Such fees shall be payable for each fiscal quarter within 30 days after the close of such quarter and shall commence accruing as of the date of the initial issuance of shares of the Fund to the public.

    The fees payable by the Fund to the Manager pursuant to this
Section 3 shall be reduced by any commissions, fees, brokerage or similar payments received by the Manager or any affiliated person of the Manager in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses approved by the Trustees incurred by the Manager or any affiliated ((person)) of the Manager in connection with obtaining such payments.

     In the event that expenses of the Fund for any fiscal year should exceed the expense limitation on investment company expenses imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer or sale, the compensation due the Manager for such fiscal year shall be reduced by the amount of excess by a reduction or refund thereof. In the event that the expenses of the Fund exceed any expense limitation which the Manager may, by written notice to the Fund, voluntarily declare to be effective subject to such terms and conditions as the Manager may prescribe in such notice, the compensation due the Manager shall be reduced, and, if necessary, the Manager shall assume expenses of the Fund to the extent required by the terms and conditions of such expense limitation.

    If the Manager shall serve for less than the whole of a quarter, the foregoing compensation shall be prorated.

4.  ASSIGNMENT TERMINATES THIS CONTRACT; AMENDMENTS OF THIS
CONTRACT.

    This Contract shall automatically terminate, without the payment of any penalty, in the event of its assignment; and this Contract shall not be amended unless such amendment be approved at a meeting by the affirmative vote of a majority of the outstanding shares of the Fund, and by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager.

5.  EFFECTIVE PERIOD AND TERMINATION OF THIS CONTRACT.

    This Contract shall become effective upon its execution, and shall remain in full force and effect continuously thereafter
(unless terminated automatically as set forth in Section 4) until terminated as follows:

    (a) Either party hereto may at any time terminate this Contract by not more than sixty days' nor less than thirty days' written notice delivered or mailed by registered mail, postage prepaid, to the other party, or

    (b) If (i) the Trustees of the Fund or the shareholders by the affirmative vote of a majority of the outstanding shares of the Fund, and (ii) a majority of the Trustees of the Fund who are not interested persons of the Fund or of the Manager, by vote cast in person at a meeting called for the purpose of voting on such approval, do not specifically approve at least annually the continuance of this Contract, then this Contract shall automatically terminate at the close of business on ((the second anniversary of its execution)) // January 31, 1990// or the expiration of one year from the effective date of the last such continuance, whichever is later.

    Action by the Fund under (a) above may be taken either (i) by vote of a majority of its Trustees, or (ii) by the affirmative vote of a majority of the outstanding shares of the Fund.

    Termination of this Contract pursuant to this Section 5 will be without the payment of any penalty.

6.  CERTAIN DEFINITIONS.

    For the purposes of this Contract, the "affirmative vote of a majority of the outstanding shares of the Fund" means the affirmative vote, at a duly called and held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present in person or by proxy, or (b) of the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

    For the purposes of this Contract, the terms "affiliated person", "control", "interested person" and "assignment" shall have their respective meanings defined in the Investment Company Act of 1940 and the Rules and Regulations thereunder (((the "1940 Act"))), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; the term "specifically approve at least annually" shall be construed in a manner consistent with the //Investment Company Act of 1940 ((1940 Act)) //and the Rules and Regulations thereunder//; and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

7.  NON-LIABILITY OF MANAGER.

    In the absence of willful misfeasance, bad faith or gross negligence on the part of the Manager, or reckless disregard of its obligations and duties hereunder, the Manager shall not be subject to any liability to the Fund or to any shareholder of the Fund, for any act or omission in the course of, or connected with, rendering services hereunder.

8.  TERMINATION OF PRIOR CONTRACT.

    This Contract shall become effective as of its date, and supersedes the Management Contract dated December 21, 1988.

((9))//9.//   LIMITATION OF LIABILITY OF THE TRUSTEES,
((OFFICERS)) AND SHAREHOLDERS.

     A copy of the Agreement and Declaration of Trust of the Fund
is on file with the Secretary of         The Commonwealth of
Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, ((officers)) or shareholders individually but are binding only upon the assets and property of the Fund.

    IN WITNESS WHEREOF, PUTNAM ((FEDERAL INCOME TRUST)) // GNMA PLUS TRUST// and PUTNAM ((INVESTMENT MANAGEMENT, INC.)) //MANAGEMENT COMPANY, INC.// have each caused this instrument to be signed in duplicate in its behalf by its President or a Vice President thereunto duly authorized, all as of the day and year first above written.

                   PUTNAM ((FEDERAL INCOME TRUST))//GNMA PLUS
                   TRUST//


                   By: -----------------------------------------


                   PUTNAM INVESTMENT MANAGEMENT, INC.


                   By:  ---------------------------------------

This exhibit provides a list of Putnam Funds having
investment objectives    similar to     Putnam Federal Income
Trust and lists the current rates of annual fees paid to Putnam
Management as advisor or subadvisor.

EXHIBIT B

MANAGEMENT FEE RATE                    NAME OF FUND
(based on average net assets)          (net assets as of
                                     January 2, 1998)


0.65% of the first $500 million   Putnam Income Fund
   0.55% of the next $500 million      ($2,782,066,288)
   0.50%     of the next $500 million    PVT U.S. Government

        0.45% of the next $5 billion          and High Quality
Bond
0.425% of the next $5 billion        Fund ($792,936,818)
0.405% of the next $5 billion
0.39% of the next $5 billion
0.38% of any amount thereafter

0.60% of the first $500 million   Putnam American Government
0.50% of the next $1 billion          Income Fund
                                         ($1,569,174,824)
0.45% of the next $1 billion
0.40% of the next $4.5 billion
0.375% of the next $2.5 billion
0.35% of any amount thereafter

Proposed to be changed to
0.65% of the first $500 million
0.55% of the next $500 million
0.50% of the next $500 million
0.45% of the next $5 billion
0.425% of the next $5 billion
0.405% of the next $5 billion
0.39% of the next $5 billion
0.38% of any amount thereafter

0.75% of the first $100 million   Putnam Federal Income Trust
0.65% of the next $100 million       ($355,726,869)
0.55% of the next $300 million
0.45% of the next $500 million
0.40% of any amount thereafter

Proposed to be changed to
0.65% of the first $500 million
0.55% of the next $500 million
0.50% of the next $500 million
0.45% of the next $5 billion
0.425% of the next $5 billion
0.405% of the next $5 billion
0.39% of the next $5 billion
0.38% of any amount thereafter

0.60% of the first $1 billion        Putnam Intermediate U.S.
0.50% of the next $500 million       Government Income Fund
        0.45% of the next $5 billion
   ($336,524,858)
0.425% of the next $5 billion
0.405% of the next $5 billion
0.39% of the next $5 billion
0.38% of any amount thereafter

0.57% of the first $500 million       Putnam U.S. Government
0.475% of the next $500 million      Income
Trust   ($3,41,432,379)
0.4275% of the next $500 million
0.38% of any amount thereafter




PUTNAMINVESTMENTS
The Putnam Funds

One Post Office Square
Boston, Massachusetts 02109
Toll-free 1-800-225-1581

PUTNAMINVESTMENTS

This is your PROXY CARD.

Please vote this proxy, sign it below, and return it promptly in the envelope provided. Your vote is important.

HAS YOUR ADDRESS CHANGED?
Please use this form to notify us of any change in address or telephone number or to provide us with your comments. Detach this form from the proxy ballot and return it with your signed proxy in the enclosed envelope.

Street
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City                         State           Zip
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Telephone
-----------------------------------------------------------------

DO YOU HAVE ANY COMMENTS?

-----------------------------------------------------------------

-----------------------------------------------------------------

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DEAR SHAREHOLDER:

Your vote is important. Please help us to eliminate the expense of follow-up mailings by signing and returning this proxy as soon as possible. A postage-paid envelope is enclosed for your convenience.

THANK YOU!


Please fold at perforation before detaching
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
Proxy for a meeting of shareholders to be held on April 2, 1998
for Putnam Federal Income Trust   .

This proxy is solicited on behalf of the Trustees of the fund.

The undersigned shareholder hereby appoints George Putnam, Hans
H. Estin, and Robert E. Patterson, and each of them separately, Proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, at the meeting of shareholders of Putnam Federal Income Trust on April 2, 1998, at 2:00 p.m., Boston time, and at any adjournments thereof, all of the shares of the fund that the undersigned shareholder would be entitled to vote if personally present.

If you complete and sign the proxy, we'll vote it exactly as you tell us. If you simply sign the proxy, it will be voted FOR electing Trustees as set forth in Proposal 1 and FOR each of the other Proposals. In their discretion, the Proxies will also be authorized to vote upon such other matters that may properly come before the meeting.

Note: If you have questions on any of the Proposals, please call 1-800-225-1581.


                PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Please sign your name exactly as it appears on this card. If you are a joint owner, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

-----------------------------------------------------------------
Shareholder sign here                                   Date

-----------------------------------------------------------------
Co-owner sign here                                      Date


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                Please fold at perforation before detaching

THE TRUSTEES RECOMMEND A VOTE FOR ELECTING ALL OF THE NOMINEES
FOR TRUSTEES AND FOR THE OTHER PROPOSALS LISTED BELOW:

Please mark your choices / X / in blue or black ink.

1.  Proposal to elect Trustees
    The nominees for Trustees are:    (01)     J.A. Baxter,
       (02)     H.H. Estin,    (03)     J.A. Hill,    (04)
    R.J. Jackson,    (05)     P.L. Joskow,    (06)     E.T.
    Kennan,    (07)     L.J. Lasser,    (08)     J.H. Mullin,
    III,    (09)     R.E. Patterson,    (10)     D.S. Perkins,
       (11)     W.F. Pounds,    (12)     G. Putnam,    (13)
    G. Putnam, III,   (14)     A.J.C. Smith,   (15)     W.T.
    Stephens and    (16)     W.N. Thorndike.

    To withhold authority to vote for one or more of the nominees, write those nominees' names below:

    ------------------------------------------------------------

/  /     WITHHOLD authority to vote for all nominees

      FOR                        AGAINST    ABSTAIN

2.  Proposal to ratify           /  /     /  /          /  /
    the selection of
    Coopers & Lybrand L.L.P.
    as the independent auditors
    of your fund.

3.  Approve a new management     /  /     /  /          /  /
    contract increasing the
    fees payable to Putnam
    Investment Management,
    Inc.

4.  Approve an amendment         /  /     /  /          /  /
    to the fund's funda-
    mental investment
    restriction with
    respect to borrowing.

5.  Approve an amendment         /  /     /  /          /  /
    to the fund's funda-
    mental investment
    restriction with
    respect to    making loans    .